EXHIBIT 24.1

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, Inc.

POWER OF ATTORNEY

The undersigned directors and officers of GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, Inc. (the “Company”) hereby constitute and appoint Javier F. Bitar, Howard S. Hirsch and Kevin A. Shields, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-11, initially filed with the Securities and Exchange Commission (“SEC”) on March 3, 2014, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of June 15, 2016, by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ Kevin A. Shields	Chief Executive Officer and Director	June 15, 2016
Kevin A. Shields
/s/ Michael J. Escalante	President and Director	June 15, 2016
Michael J. Escalante
/s/ Samuel Tang	Independent Director	June 15, 2016
Samuel Tang
/s/ J. Grayson Sanders	Independent Director	June 15, 2016
J. Grayson Sanders
/s/ Kathleen S. Briscoe	Independent Director	June 15, 2016
Kathleen S. Briscoe